Exhibit 7.1

AGREEMENT REGARDING JOINT FILING

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Depositary Receipts and the underlying Limited Partner Units of Pope Resources, A Delaware Limited Partnership, and further agree that this Agreement be included as an exhibit to such filings.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf as of the dates indicated below.

POPE MGP, INC.

Date: January 22, 2020	/s/ Thomas M. Ringo
	By:	Thomas M. Ringo
	Title:	President

POPE EGP, INC.

Date: January 22, 2020	/s/ Thomas M. Ringo
	By:	Thomas M. Ringo
	Title:	President

Date: January 22, 2020	/s/ Maria M. Pope
MARIA M. POPE

PT POPE PROPERTIES LLC

Date: January 22, 2020	/s/ Maria M. Pope
	By:	Maria M. Pope
	Title:	Managing Member

PMG FAMILY LIMITED PARTNERSHIP

Date: January 22, 2020	/s/ Maria M. Pope
	By:	Maria M. Pope
	Title:	General Partner

Date: January 22, 2020	/s/ Gordon P. Andrews
GORDON P. ANDREWS

GORDON P. ANDREWS DESCENDANTS TRUST

Date: January 22, 2020	/s/ Gordon P. Andrews
	By:	Gordon P. Andrews
	Its:	Co-Trustee

EMILY T. ANDREWS 1987 REVOCABLE TRUST

Date: January 22, 2020	/s/ Gordon Andrews
	By:	Gordon Andrews
	Title:	Trustee